As filed with the Securities and Exchange Commission on January 29, 2014

Registration No. 333—193434

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OHR PHARMACEUTICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0577933
(State of other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

800 Third Avenue, 11th Floor
New York, New York 10022
(212) 682-8452
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Irach Taraporewala
Chief Executive Officer
Ohr Pharmaceutical, Inc.
800 Third Avenue, 11th Floor
New York, New York 10022
(212) 682-8452
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James Kardon, Esq.
Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
(212) 478-7250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment #1 to Form S-3 (the “Amendment”) provides for complete re-execution of the Form S-3, #333-193434, filed January 17, 2014 (the “Registration Statement”), and confirms the disclosures set forth in the Registration Statement as previously filed. Other than the changes referred to above, all other information in the Registration Statement remains unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 29, 2014.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Irach Taraporewala
President and Chief Executive Officer

By:	/s/ Sam Backenroth
Sam Backenroth
Principal Financial Officer, Principal Accounting Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irach Taraporewala	CEO and Director	January 29, 2014
Irach Taraporewala

/s/ Irach Taraporewala, attorney in fact	Director	January 29, 2014
Ira Greenstein

/s/ Irach Taraporewala, attorney in fact	Director	January 29, 2014
Orin Hirschman

/s/ Irach Taraporewala, attorney in fact	Director	January 29, 2014
June Almenoff

/s/ Irach Taraporewala, attorney in fact	Director	January 29, 2014
Thomas Riedhammer